May 18, 2012	Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel +1 713 238 3000 Main Fax +1 713 238 4888 www.mayerbrown.com

Board of Directors Voyager Oil & Gas, Inc. 2718 Montana Avenue, Suite 220 Billings, Montana 59101

Ladies and Gentlemen:

We are counsel to Voyager Oil & Gas, Inc., a Montana corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed issuance and sale from time to time, together or separately and in one or more series (if applicable), pursuant to Rule 415 under the Securities Act of $100,000,000 aggregate initial offering price of Securities (as defined below).

As used herein, the term Securities includes (i) common stock, par value $0.001 per share (“Common Stock”), (ii) preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) debt securities (“Debt Securities”), (iv) warrants to acquire Common Stock, Preferred Stock and Debt Securities (“Warrants”) and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants in any combination.

The Debt Securities may be issued pursuant to an indenture and any required supplemental indenture between the Company and a trustee.

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown llp

Board of Directors
May 18, 2012
Page 2

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

Based upon the foregoing, we are of the opinion that:

(1) With respect to any Debt Securities, when (i) necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Debt Securities, (ii) the applicable indenture and any required supplemental indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the applicable indenture and any required supplemental indenture will have become qualified under the Trust Indenture Act of 1939, as amended, (iv) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and any applicable supplemental indenture so as to not violate any applicable law or the Articles or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated and delivered in accordance with the terms and provisions of the applicable indenture and supplemental indenture and (vi) such Debt Securities have been issued and sold for the consideration as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the acts, proceedings and documents referred to above, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(2) With respect to any Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, do not violate any applicable law or the Articles or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

Mayer Brown llp

Board of Directors
May 18, 2012
Page 3

Our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the contract laws of the State of New York. We express no opinion with respect to the laws of any other jurisdiction.

Our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Mayer Brown llp

Board of Directors
May 18, 2012
Page 4

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP